Exhibit 10.24(d)

THIRD AMENDMENT

TO REAL ESTATE BROKERAGE FRANCHISE

AGREEMENT

This Third Amendment to Real Estate Brokerage Franchise Agreement (“Third Amendment”) is made and entered into a of June 14, 2005 (the “Effective Date”), by and between Prudential Real Estate Affiliates, Inc. a Delaware corporation (“Franchisor”), and Watermark Realty, Inc., a Delaware corporation, doing business in the State of Florida as Prudential Florida WCI Realty (“Franchisee”), with reference to the following facts:

A.        The Prudential Real Estate Affiliates, Inc., a Delaware corporation (“Original Franchisor”) and Franchisee originally entered into a Real Estate Brokerage Franchise Agreement on July l, 1999 (the “Old Franchise Agreement”). On or about March 6, 2004, Original Franchisor and Franchisee entered into a new Real Estate Brokerage Franchise Agreement, a Renewal Amendment to Real Estate Brokerage Franchise Agreement, and a Second Amendment to Real Estate Brokerage Franchise Agreement (the “2004 Exclusivity Amendment”), each of which was made effective as of March 4, 2004 (collectively, the foregoing agreement and amendments, together with all subsequent amendments and addenda thereto, are referred to herein as the “New Franchise Agreement”), which, among other things, provided for the termination of the Old Franchise Agreement. Franchisor is successor in interest to Original Franchisor with respect to the Old Franchise Agreement and the New Franchise Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the New Franchise Agreement.

B.        Franchisee has alleged certain claims against Franchisor arising out of (i) the negotiation of the New Franchise Agreement beginning in and around April 2003 and continuing until March 2004 and Franchisee’s subsequent entry into the New Franchise Agreement on or about March 6, 2004, and, (ii) the abrupt resignation of Franchisee’s former chief executive officer in or around June 2004, which resignation occurred concurrently with that individual’s formation of an entity to acquire, own and operate a real estate brokerage business in the Denver, Colorado metropolitan area (the “Denver affiliate”). The acquisition of the Denver affiliate was financed in part by The Prudential Real Estate Financial Services of America, Inc. (“PREFSA”), a California corporation affiliated with Franchisor, which financing occurred concurrently with the entry into a real estate brokerage franchise agreement between Franchisor and the Denver affiliate. All of the events and circumstances surrounding and arising out of the establishment and acquisition of the Denver affiliate, including, but not limited to, the resignation of Franchisee’s former chief executive officer, the granting of a real estate brokerage franchise by Franchisor to the Denver affiliate, and the extension of financing by PREFSA for the acquisition of the Denver affiliate, are referred to herein as the “RH Transaction.”

C.        Franchisor denies any wrongdoing with respect to the claims alleged by Franchisee.

D.        Franchisor and Franchisee wish to make certain modifications to the New Franchise Agreement and to settle and forever resolve any and all claims, known and unknown, which they may have against each other with respect to their entry into the New Franchise Agreement and the RH Transaction.

E.         Franchisor and Franchisee are also parties to that certain Commercial Franchise Agreement (“Original Commercial Franchise Agreement”), dated November 11, 1999, which expired in accordance with its terms on April 10, 2005. The provisions of this Third Amendment are also intended to modify the Parties’ relationship relating to commercial brokerage operations. More particularly, the Parties have agreed to amend the New Franchise Agreement to encompass the agreement they have reached with respect to commercial operations, which will thereafter replace the Original Commercial Franchise Agreement, as set forth in Section 8 hereof.

NOW, THEREFORE, in consideration of the above recitals, and for other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Franchisor and Franchisee agree as follows:

AGREEMENT

1.         Continuing Royalty. Notwithstanding the provisions of paragraph 5.02 of the New Franchise Agreement and subject to the provisions of paragraph 2 of this Third Amendment, during the First Anniversary Year and in each Anniversary Year thereafter, Franchisee shall pay to Franchisor a Continuing Royalty equal to [***]% of certain Gross Revenues. Notwithstanding the previous sentence, during any Anniversary Year in which Franchisee achieves Gross Revenues in an amount exceeding $[***], Franchisee shall pay to Franchisor a Continuing Royalty equal to the percentages of certain Gross Revenues in accordance with the following Schedule I:

SCHEDULE I

Greater Than ($)	To ($)	Continuing Royalty
(%)
$[***]	$[***]	[***]%
$[***]	$[***]	[***]%
$[***]	and greater	[***]%

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

For the avoidance of doubt, the purpose of Schedule I is to provide Franchisee with the benefit of the lower Continuing Royalty fees with respect to specific Anniversary Years where the application of Schedule I results in lower Continuing Royalty fees than the [***]% rate above. Following the end of each Anniversary Year in which Franchisee has achieved certain Gross Revenues in excess of $[***], Franchisee’s actual Continuing Royalty fees due and owing for such Anniversary Year shall be calculated pursuant to Schedule I above and Franchisor shall notify Franchisee of such amount. The actual Continuing Royalty fees paid during the Anniversary Year shall be compared to the actual amount due Franchisor for that Anniversary Year in order to calculate any “true-up” amount due to or from Franchisee and Franchisor. Within thirty (30) days of such notification, the party owing such “true-up” funds shall make full payment to the other party.

2.         Adjustment to Continuing Royalty.  Franchisor hereby agrees that Franchisee shall be subject to the lowest Continuing Royalty rate schedule charged by Franchisor for other franchisees with comparable or smaller-size Gross Revenues. Franchisee shall be subject to such lowest Continuing Royalty rate schedule automatically and without demand by Franchisee. Franchisor hereby represents and warrants to Franchisee that, as of the Effective Date of this Third Amendment, the Continuing Royalty rate set forth in paragraph 1 above constitutes the lowest Continuing Royalty rate charged by Franchisor to any franchisee in its Network with comparable or smaller-size Gross Revenues. As used herein, the phrase “lowest Continuing Royalty rate” means only the actual contractual Continuing Royalty rate and does not include conversion assistance, royalty fee waivers or credits or similar concessions granted by Franchisor.  It is the specific intent of the parties that this provision shall operate to give Franchisee such lowest Continuing Royalty rate schedule effective upon the first date upon which such lowest Continuing Royalty rate schedule is in effect for any other franchisee with comparable or smaller-size Gross Revenues.  Within thirty (30) days following the last day of each Anniversary Year, Franchisor shall certify to Franchisee that the Continuing Royalty utilized by Franchisor in such calculation is equal to the lowest Continuing Royalty rate schedule charged by Franchisor to any franchisee in its Network with comparable or smaller-size Gross Revenues.  Such certification shall be made by the CEO/Chairman of Franchisor.  In addition, such certification shall notify Franchisee of any modifications to Franchisee’s Continuing Royalty rate schedule necessary as of the date of the certification to comply with the provisions of this paragraph 2 of this Third Amendment.  Should Franchisor fail to provide such certification during the specified time period, such failure shall not be a material breach of the New Franchise Agreement, but Franchisor shall provide such certificate to Franchisee within ten (10) business days following a written demand therefore.

3.         Amendment to Exclusive Territory.   In conjunction with this Third Amendment, Franchisor and Franchisee have agreed to concurrently enter into that certain Addendum to the Second Amendment to Real Estate Brokerage Franchise Agreement (the “2005 Exclusivity Addendum”). The 2005 Exclusivity Addendum is attached hereto as Exhibit A and is incorporated by this reference. It is the specific intention of the parties that the amendments and modifications thereto are intended to confer upon Franchisee additional rights in additional

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

localities, and not to modify, limit or reduce any of its existing rights.  Accordingly, the Second Amendment to Real Estate Brokerage Franchise Agreement as amended thereby shall in all cases be construed as cumulative only, such that no existing rights of Franchisee are in any way modified, reduced, circumscribed or otherwise affected except as otherwise provided herein or therein.

4.         Royalty Fee Credit.    Franchisor hereby grants to Franchisee a Continuing Royalty fee credit in the aggregate amount of [***], subject to the conditions detailed below, to be credited in increments of [***] of the first Continuing Royalty fees that would otherwise be due and payable to Franchisor in each stated Anniversary Year (beginning with the Second Anniversary Year) as follows:

Anniversary Year beginning	Minimum Gross Revenues in preceding Anniversary Year	Royalty Fee Credit

March 4, 2005	$[***]	$[***]
March 4, 2006	[***]	[***]
March 4, 2007	[***]	[***]
March 4, 2008	[***]	[***]
March 4, 2009	[***]	[***]
March 4, 2010	[***]	[***]
March 4, 2011	[***]	[***]
March 4, 2012	[***]	[***]
March 4, 2013	[***]	[***]

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Nothing herein shall modify or reduce Franchisee’s obligation to report all transactions and Gross Revenues received to Franchisor, including those transactions on which the Continuing Royalty fee credit may apply under this paragraph, in accordance with the terms of the New Franchise Agreement. The application of this “Royalty Fee Credit” paragraph is further conditioned upon (i) Franchisee’s continued compliance with all terms and conditions of the New Franchise Agreement other than compliance with the provisions of the 2005 Exclusivity Addendum regarding establishment and maintenance of the Exclusive Territory, and (ii) Franchisee’s achievement of the minimum Gross Revenues in each Anniversary Year as specified in the above table. If any of the foregoing conditions are not satisfied, then this “Royalty Fee Credit” paragraph shall immediately become void and of no further force and effect.

5.        Proposed Acquisitions of Identified Affiliates.

A.        Consent to Acquisition of Pensacola Affiliate.  Franchisee has informed Franchisor that Franchisee is currently negotiating to purchase Gulf Coast Realty Services, Inc. d/b/a Prudential Tropical Realty of Pensacola (“Tropical of Pensacola”), which is Franchisor’s current Affiliate in the Pensacola area.  Franchisor hereby consents to a Transfer of the entire ownership of Tropical of Pensacola to Franchisee, whether by stock purchase, asset purchase, or another similar transaction.  Franchisor agrees that upon the closing of any such Transfer of Tropical of Pensacola to Franchisee and the identification of the former Tropical of Pensacola offices as Additional Locations of Franchisee, all further Gross Revenues attributable to the former Tropical of Pensacola offices shall immediately be subject to the Continuing Royalty rates set forth in paragraph 1 of this Third Amendment.

B.        Other Proposed Acquisitions. Franchisee has notified Franchisor that it is also considering acquisition of certain identified real estate companies, namely Prudential Cole, REALTORS (Cape Coral, Florida), Prudential Florida Properties (Fort Lauderdale, Florida), Prudential Four Corners Realty (Orlando, Florida) and Prudential Florida 1st Realty (Fort Lauderdale, Florida), all of which are existing Affiliates of Franchisor in the State of Florida. Should Franchisor consent to such acquisitions in accordance with the New Franchise Agreement, then upon the closing of any such Transfer to Franchisee and the identification of any former Location(s) of companies identified in the preceding sentence as Additional Locations of Franchisee, all further Gross Revenues attributable to the former Locations of the identified companies shall immediately be subject to the Continuing Royalty rates set forth in paragraph l of this Third Amendment.

6.         Continuing Royalties Following Acquisitions.

In the event of Franchisee’s acquisition of any other existing Affiliate of Franchisor not enumerated in paragraph 5 above, Franchisor agrees that, effective with the date of such acquisition of Locations, offices and other places of business (or of agents in the case of a walkover) acquired by the Franchisee (‘“Acquired Offices”) and the identification of such Acquired Offices as Additional Locations of Franchisee, Franchisee shall pay Continuing Royalties in accordance with the provisions of paragraph l of this Third Amendment with respect to all Gross Revenues attributable to the Acquired Offices which exceed the Gross Revenues derived from such Acquired Offices during the twelve (12) month period ending on the last day of the month immediately preceding the month in which the acquisition occurs.  For all other Gross Revenues attributable to such Acquired Offices, and provided that, but for the acquisition, a current or former Affiliate’s franchise agreement with Franchisor would have otherwise been in force with respect to the Acquired Offices (an “Existing Agreement”), Franchisee shall pay a Continuing Royalty on Gross Revenues derived from the Acquired Offices at the rates set forth in the Existing Agreement, as if the Existing Agreement remained in effect with respect to the Acquired Offices, until the then-current term of the Existing Agreement would have expired.

7.         Commercial Franchise Agreement.

a.        The third sentence of the first paragraph of Section 9.13 of the New Franchise Agreement, which currently reads:

“Franchisee acknowledges that the franchised Business does not include, among other things, Acting as a Real Estate Broker with respect to a transaction involving Commercial Property having a gross listing or sales prices that exceeds $15,000,000.00, and such action is, therefore, included in the prohibition contained in the preceding sentence”

is hereby deleted in its entirety.  It is the intention of the Parties that, henceforth, Acting as a Real Estate Broker with respect to any and all transactions involving Commercial Property, irrespective of value, listing or sales price, is expressly included in the Franchised Business, provided that with respect to Commercial Property transactions with gross listing or sales prices in excess of $15,000,000.00, Franchisee shall utilize only agents reasonably known to Franchisee to be experienced in handling transactions of similar size and scope.  It is the intent of the Parties that Franchisee will re-establish its commercial operations as a function of its operations under the New Franchise Agreement.

b.         The Continuing Royalty attributable to the transactions involving Commercial Property shall in all respects be identical to those attributable to residential transactions, as more fully detailed in paragraphs l and 2 of this Third Amendment.

8.         Release of Franchisor.

(a) Franchisee, on behalf of itself and its parent companies, shareholders, directors, officers, agents, employees, subsidiaries, affiliated companies, predecessors, successors and assigns, including, without limitation, WCI Communities, Inc., and all of its shareholders, directors, officers, agents, employees, subsidiaries, affiliated companies, predecessors, successors and assigns, and all others claiming by and through them

(collectively, “Franchisee Parties”) hereby fully, finally and irrevocably releases, forgives and discharges Franchisor and Franchisor’s parent companies, shareholders, directors, officers, agents, employees, subsidiaries, affiliated companies, predecessors, successors and assigns, including, without limitation, Original Franchisor, PREFSA, Prudential Financial, Inc. and The Prudential Insurance Company of America, and all of their respective officers, directors, shareholders, employees, partners and agents (collectively, “Franchisor Parties”) from, and relinquishes all rights, claims, suits and actions, known or unknown, that Franchisee and the Franchisee Parties now have or may have after the execution of this release against Franchisor and the Franchisor Parties arising out of, relating to, connected with or incidental to the negotiation of, entry into, or the terms of, the New Franchise Agreement, Franchisee’s purchase of a franchise from Franchisor, the RH Transaction, or any other act, event or omission relating thereto which occurred prior to the Effective Date.

(b)        Franchisee acknowledges and agrees that this release applies to all claims for injuries, costs, debts, expenses, damages, or losses (whether those injuries, costs, debts, expenses, damages, or losses are express or implied, known or unknown, suspected or unsuspected, foreseen or unforeseen, or patent or latent) and all claims with respect to any federal, state or other governmental statute, regulation or ordinance that Franchisee or the Franchisee Parties may have against Franchisor or the Franchisor Parties, and Franchisee and the Franchisee Parties hereby waive application of California Civil Code Section 1542.

(c)        Franchisee hereby covenants and agrees not to bring any claim, action, suit or proceeding against Franchisor or any of the Franchisor Parties regarding or related in any manner to any claim released herein and further covenants and agrees that this release constitutes a bar to any such claim, action, suit or proceeding, provided that such release shall not apply to any claim, action suit or proceeding brought to enforce the agreements set forth in this Third Amendment.  In the event Franchisee takes any action that is inconsistent with this release, Franchisor shall be entitled to recover all damages caused by such action, including court costs and reasonable attorneys’ fees.

(d)       The release provisions of this Third Amendment may be pleaded as a full and complete defense to, and may be used as the basis for any injunction against, any action, suit or other proceeding that may be instituted, prosecuted or attempted in breach of this Third Amendment.

(e)      Franchisee certifies that it has read the following provision of California Civil Code Section 1542:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

(f)  Franchisee understands and acknowledges the significance and consequence of its waiver of California Civil Code Section 1542 and that in the event it or any of the Franchisee Parties should eventually suffer additional damages arising out of, relating to, connected with or incidental to the negotiation of or entry into the New Franchise Agreement, Franchisee’s purchase of a franchise from Franchisor, the RH Transaction, or any other act, event or omission relating thereto which occurred prior to the Effective Date, neither Franchisee nor the Franchisee Parties will be able to make any claims for those damages.  Furthermore, Franchisee acknowledges that it intends these consequences even as to claims for damages that may exist as of the Effective Date but which Franchisee or the Franchisee Parties do not know exist, and which, if known, would materially affect Franchisee or the Franchisee Parties’ decision to execute this release, regardless of whether Franchisee’s or the Franchisee Parties’ lack of knowledge was the result of ignorance, oversight, error, negligence, or any other cause. Franchisee confirms that it has had the benefit of the advice of legal counsel with respect to its execution of this agreement, including, in particular, this release.

(g)        Franchisee hereby represents that it has not transferred or assigned or attempted to transfer or assign (whether in whole or in part) any of the claims released in this Third Amendment.  This release does not affect (i) any other rights or obligations created by or as a result of any other agreement between Franchisor and Franchisee, and (ii) it does not release Franchisor or the Franchisor Parties from any liability for conduct occurring subsequent to the Effective Date.

9.         Release of Franchisee.

(a)        Franchisor, on behalf of itself and the Franchisor Parties, hereby fully, finally and irrevocably releases, forgives and discharges Franchisee and the Franchisee Parties from, and relinquishes all rights, claims, suits and actions, known or unknown, that Franchisor and the Franchisor Parties now have or may have after the execution of this release against Franchisee and the Franchisee Parties arising out of, relating to, connected with or incidental to the negotiation of, entry into, or the terms of, the New Franchise Agreement, Franchisee’s purchase of a franchise from Franchisor, the RH Transaction, or any other act, event or omission relating thereto which occurred prior to the Effective Date.

(b)        Franchisor acknowledges and agrees that this release applies to all claims for injuries, costs, debts, expenses, damages, or losses (whether those injuries, costs, debts, expenses, damages, or losses are express or implied, known or unknown, suspected or unsuspected, foreseen or unforeseen, or patent or latent) and all claims with respect to any federal, state or other governmental statute, regulation or ordinance that Franchisor or the Franchisor Parties may have against Franchisee or the Franchisee Parties, and Franchisor and the Franchisor Parties hereby waive application of California Civil Code Section 1542.

(c)       Franchisor hereby covenants and agrees not to bring any claim, action, suit or proceeding against Franchisee or any of the Franchisee Parties regarding or related in any manner to any claim released herein and further covenants and agrees that this release constitutes a bar to any such claim, action, suit or proceeding, provided that such release shall not apply to any claim, action, suit or proceeding brought to enforce the agreements set forth in this Third Amendment.  In the event Franchisor takes any action that is inconsistent with this release, Franchisee shall be entitled to recover all damages caused by such action, including court costs and reasonable attorneys’ fees.

(d)       The release provisions of this Third Amendment may be pleaded as a full and complete defense to, and may be used as the basis for any injunction against, any action, suit or other proceeding that may be instituted, prosecuted or attempted in breach of this Third Amendment.

(e)        Franchisor certifies that it has read the following provision of California Civil Code Section 1542:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

(f)        Franchisor understands and acknowledges the significance and consequence of its waiver of California Civil Code Section 1542 and that in the event it or any of the Franchisor Parties should eventually suffer additional damages arising out of, relating to, connected with or incidental to the negotiation of or entry into the New Franchise Agreement, Franchisee’s purchase of a franchise from Franchisor, the RH Transaction, or any other act, event or omission relating thereto which occurred prior to the Effective Date, neither Franchisor nor the Franchisor Parties will be able to make any claims for those damages. Furthermore, Franchisor acknowledges that it intends these consequences even as to claims for damages that may exist as of the Effective Date but which Franchisor or the Franchisor Parties do not know exist, and which, if known, would materially affect Franchisor or the Franchisor Parties’ decision to execute this release, regardless of whether Franchisor’s or the Franchisor Parties’ lack of knowledge was the result of ignorance, oversight, error, negligence, or any other cause. Franchisor confirms that it has had the benefit of the advice of legal counsel with respect to its execution of this agreement, including, in particular, this release.

(g)        Franchisor hereby represents that it has not transferred or assigned or attempted to transfer or assign (whether in whole or in part) any of the claims released in this Third Amendment.  This release does not affect (i) any other rights or obligations created by or as a result of any other agreement between Franchisor and Franchisee, and (ii) it does not release Franchisee or the Franchisee Parties from any liability for conduct occurring subsequent to the Effective Date.

10.       Confidentiality.   Franchisee acknowledges that Franchisor is willing to

enter into this Third Amendment and the 2005 Exclusivity Addendum subject to the condition that Franchisee maintains the confidentiality of this Third Amendment and the 2005 Exclusivity Addendum as set forth in this paragraph. Franchisee agrees that it will maintain the confidentiality of this Third Amendment and the 2005 Exclusivity Addendum and will not permit the terms hereof or the content of discussions between Franchisee and Franchisor or their representatives related hereto to be disclosed to any parties other than the parties hereto and Franchisee’s officers, shareholders, attorneys and accountants. Franchisee further agrees that it shall cause any party to which it discloses such information to maintain the confidentiality of such information and not to disclose such information to any parties other than those to whom Franchisee is permitted to make disclosures under this paragraph. The restrictions of this paragraph shall not apply to information which is now in the public domain, or which later enters the public domain, through no action by Franchisee in violation of these confidentiality provisions.  Franchisor acknowledges that this paragraph shall not prohibit Franchisee from making disclosures required by law.  Franchisee agrees however, that prior to making such disclosure it shall provide Franchisor with prompt notice of such requirement and shall cooperate with Franchisor in seeking a protective order waiving such disclosure and obtaining reliable assurance that confidential treatment will be accorded to any confidential information disclosed.

11.       Attorneys’ Fees and Costs.  Franchisor and Franchisee will bear their own costs, expenses and attorneys’ fees incurred prior to the execution of this Third Amendment that arise out of or in any way relate to the negotiation of or entry into the New Franchise Agreement, this Third Amendment, the 2005 Exclusivity Addendum, Franchisee’s purchase of a franchise from Franchisor, and the RH Transaction, or any disputes arising therefrom.

12.       No Admission.   It is understood and agreed that this Third Amendment, in part, represents a compromise settlement of disputed claims and that the promises and other consideration granted herein shall not be construed to be an admission of any liability or obligation whatsoever by Franchisor or Franchisee.

13.       Entire Agreement.   The New Franchise Agreement, as amended by this Third Amendment and the 2005 Exclusivity Addendum being executed concurrently herewith, constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and therein;  all other understandings or representations, whether oral or written, having been incorporated herein and therein, are otherwise superseded.  The parties agree that the terms and conditions of this Third Amendment supersede inconsistent terms of the New Franchise Agreement, that the New Franchise Agreement is modified as set forth herein, and that this Third Amendment and the 2005 Exclusivity Addendum constitute a part of the New Franchise Agreement.  All of the terms and conditions of the New Franchise Agreement not specifically modified herein shall remain in full force and effect.

14.       Governing Law.   This Third Amendment shall be governed by the laws of the State of California.

15.       Titles for Convenience.  Article and paragraph titles used in this Third Amendment are for convenience only and shall not be deemed to affect the meaning or construction of any of the terms, provisions, covenants or conditions of this Third Amendment.

16.       Acknowledgment.   Franchisor’s and Franchisee’s representatives do hereby acknowledge that they have carefully read this Third Amendment, that they have obtained or have had the opportunity to obtain, the advice of counsel in connection with entering into this Third Amendment, that they understand the nature of this Third Amendment and its consequences, and that they intend to comply herewith and be bound hereby.

16.       Counterparts.   This Third Amendment may be executed in multiple counterparts and with facsimile signatures, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument

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IN WITNESS WHEREOF Franchisor and Franchisee have caused this Third Amendment to be executed on the date first set forth above.

FRANCHISEE

WATERMARK REALTY, INC.
a Delaware corporation

By:	/s/ Rei Mesa
Rei Mesa
Its:	President

Acknowledged and agreed by WCI Communities, Inc., sole shareholder of Watermark Realty, Inc.

By:	/s/ David Fry
David Fry
Its:	Senior Vice President

FRANCHISOR:

PRUDENTIAL REAL ESTATE AFFILIATES, INC.
a Delaware corporation

By:	/s/ Earl W. Lee
Earl W. Lee
Its:	President

By:	/s/ David S. Beard
David S. Beard
Its:	Vice President, Corporate Counsel
and Assistant Secretary

EXHIBIT A

2005 EXCLUSIVITY ADDENDUM

(attached)